SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



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Check the appropriate box:

[ ]    Preliminary Proxy Statement
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       14a-6(e)(2))
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[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                ATS MEDICAL, INC.
                (Name of Registrant as Specified in its Charter)

                      ------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     previously. Identify the previous filing by registration statement number,
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

[LOGO]                      ATS MEDICAL, INC.




Dear Fellow Shareholder:

         You are cordially invited to attend the 1998 Annual Meeting of Shareholders of ATS Medical, Inc. (the "Company"), which will be held at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota (on the corner of 8th Street and Second Avenue in downtown Minneapolis) beginning at 3:30 p.m. on Thursday, April 30, 1998.

         This booklet contains your official notice of the 1998 Annual Meeting and a Proxy Statement that includes information about the matters to be acted upon at the meeting. Officers and directors of the Company will be on hand to review the Company's operations and to answer questions and discuss matters that may properly arise.

         I sincerely hope that you will be able to attend our Annual Meeting. However, whether or not you plan to attend, please complete and return the enclosed proxy in the accompanying envelope. If you attend the meeting, you may, if you wish, withdraw any proxy previously given and vote your shares in person.

                                      Sincerely,


                                      /s/ Manuel A. Villafana
                                      Manuel A. Villafana
                                      Chairman of the Board of Directors
                                      and Chief Executive Officer





                             1998 ANNUAL MEETING OF
                                  SHAREHOLDERS

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS


     The 1998 Annual Meeting of Shareholders of ATS Medical, Inc. (the "Company") will be held on Thursday, April 30, 1998 at 3:30 p.m. at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, for the following purposes:

     1. To elect five members to the Board of Directors to hold office for the ensuing year and until their successors are elected and qualified;

     2. To vote on the proposed adoption of the ATS Medical, Inc. 1998 Employee Stock Purchase Plan;

     3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1998; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Only holders of record of the common stock of the Company at the close of business on March 19, 1998 will be entitled to receive notice of and to vote at the meeting.

     Whether or not you plan to attend the meeting in person, you are requested to complete and return the enclosed proxy in the accompanying envelope. If you later decide to revoke your proxy, you may do so at any time before it is exercised.

                                        By Order of the Board of Directors,


                                        /s/ Russell W. Felkey
                                        Russell W. Felkey
                                        Secretary

March 30, 1998

                                ATS MEDICAL, INC.
                                 PROXY STATEMENT


         This proxy statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of ATS Medical, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders to be held on Thursday, April 30, 1998 at 3:30 p.m. at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota 55402, and at any adjournments thereof. Shareholders who sign and return a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of the Company. This proxy statement and the enclosed proxy card are being mailed to shareholders commencing on or about March 30, 1998.

         Proxies that are completed, signed and returned to the Company prior to the Annual Meeting will be voted as specified. If no direction is given, the proxy will be voted for the election of the nominees for director named in this proxy statement and for the management proposals discussed herein and in accordance with the judgment of the persons named in the proxy as to any other matters that properly come before the meeting. If a shareholder abstains from voting as to any matter (or indicates a "withhold vote for" as to directors), then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matters.


PROPOSAL 1 - ELECTION OF DIRECTORS

         Five directors have been nominated for election to the Company's Board of Directors at the 1998 Annual Meeting of Shareholders to hold office for a term of one year and until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). The accompanying proxy is intended to be voted for the election of nominees for director named below, unless authority to vote for one or more nominees is withheld as specified on the proxy card. The affirmative vote of a majority of the shares of common stock of the Company (the "Common Stock") represented at the Annual Meeting is required for the election of each director, and cumulative voting is not permitted. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the persons named in the enclosed proxy will vote for a substitute nominee in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

         Each nominee has furnished to the Company the following information with respect to his principal occupations or employment during the last five years, his directorships of other companies subject to the reporting requirements of the Securities Exchange Act of 1934 or the Investment Company Act of 1940 and his direct and indirect beneficial ownership of shares of the Company's Common Stock as of February 1, 1998. Except as otherwise noted below, each nominee possesses sole voting and investment power with respect to any shares of Common Stock owned by him, and all shares of Common Stock owned by him represent less than 1% of the shares outstanding.

         MANUEL A. VILLAFANA, 57, is a founder of the Company and has served as Chief Executive Officer, Chairman of the Board and a Director since the Company's inception in 1987. From 1983 to

1987, Mr. Villafana served as Chairman of GV Medical, Inc., a company co-founded by Mr. Villafana to develop, manufacture and market the LASTAC System, a laser transluminal angioplasty catheter system. From 1976 to 1982, Mr. Villafana served as President and Chairman of St. Jude Medical, Inc., a company founded by Mr. Villafana to develop, manufacture and market a pyrolytic carbon bileaflet mechanical heart valve. From 1972 to 1976, he served as President and Chairman of Cardiac Pacemakers, Inc., a company founded by Mr. Villafana to develop, manufacture and market a new generation of lithium powered pacemakers. Mr. Villafana beneficially owns 745,996 shares of Common Stock (4.2% of the outstanding), including 73,250 shares issuable upon exercise of currently exercisable options.

         RICHARD W. KRAMP, 52, has served as President, Chief Operating Officer and a Director of the Company since joining the Company in 1988. Prior to joining the Company, Mr. Kramp was Vice President of Sales and Marketing for St. Jude Medical, Inc., where he served in a variety of sales and marketing capacities from 1978 to 1988. From 1972 to 1976, Mr. Kramp was the Senior Design Engineer and then Supervisor of Electrical Design for Cardiac Pacemakers, Inc., where he designed the first lithium powered demand pacemaker for which he received a U.S. patent. Mr. Kramp beneficially owns 624,918 shares of Common Stock (3.5% of the outstanding), including 339,423 shares issuable upon exercise of currently exercisable options. Mr. Kramp is also a Director of MedAmicus, Inc.

         DAVID L. BOEHNEN, 51, is Executive Vice President of SUPERVALU INC. ("SUPERVALU"), a food distribution company and food retailer. Mr. Boehnen served as Senior Vice President, Law and External Relations of SUPERVALU from April 1991 to June 1997. Mr. Boehnen was elected as a Director of the Company in November of 1997. As of February 1, 1998, Mr. Boehnen was not the beneficial owner of any shares of Common Stock.

         CHARLES F. CUDDIHY, JR., 71, was Executive Vice President-Corporate Marketing of Medtronic, Inc., a medical products company, where he was employed from 1967 through 1984. Mr. Cuddihy served as Managing Director of Trident Medical International, an international trading company, from May 1991 to April 1992. From January 1989 to October 1990, Mr. Cuddihy was President and Chief Executive Officer of Cherne Medical, Inc., a cardiovascular products company. Mr. Cuddihy has served as a Director of the Company since 1991. Mr. Cuddihy beneficially owns 44,500 shares of Common Stock, including 42,500 shares issuable upon exercise of currently exercisable options.

         A. JAY GRAF, 50, is a Vice President of Guidant Corporation, a medical products company, and President of its Cardiac Rhythm Management group, which includes business activities of Cardiac Pacemakers ("CPI") and Heart Rhythm Technologies. Since 1992, Mr. Graf has served as President of CPI. Prior thereto, he served as CPI's Executive Vice President and Chief Operating Officer. Mr. Graf was elected to the Board of Directors during 1995. Mr. Graf beneficially owns 10,000 shares of Common Stock, all of which are issuable upon exercisable options.


COMMITTEES OF THE BOARD OF DIRECTORS AND ATTENDANCE

         The Company has an Audit Committee whose functions are to review and monitor accounting policies and control procedures of the Company, including recommending the engagement of independent auditors and reviewing the scope of the audit. The Audit Committee, on which Messrs. Cuddihy and Graf serve, held one meeting during 1997. The Company also has a Compensation Committee which reviews and establishes compensation levels for each of the Company's officers, as well as jointly administers the Company's stock plans with the Board of Directors. The Compensation Committee, on which Messrs. Cuddihy and Graf serve, held one formal meeting during 1997 and, in addition, adopted one written action. The Company does not have a standing nominating committee. The Board of

Directors held four meetings during 1997. Each Director attended at least 75% of the meetings of the Board and all meetings of each committee of which he was a member.


COMPENSATION OF DIRECTORS

         The Directors of the Company do not receive any cash compensation for their services on the Board of Directors. Upon their initial election to the Board of Directors, each outside Director receives an option to purchase 5,000 shares of Common Stock at the fair market value on the date of election under the 1987 Stock Option and Stock Award Plan (the "Plan"). Upon each reelection, each outside Director receives an option to purchase 2,500 shares of Common Stock at the fair market value on the date of reelection under the Plan.

         Effective January 1, 1994, the Company entered into a consulting agreement with Mr. Cuddihy. In exchange for Mr. Cuddihy's consulting services throughout 1997, the Company paid Mr. Cuddihy a fee of $25,000 per year. This agreement expired on December 31, 1997, and will not be extended by the mutual consent of the parties.


EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company whose salary and bonus earned in 1997 exceeded $100,000:


                                                                           Long-Term
       Name and                             Annual Compensation        Compensation Shares         All Other
  Principal Position          Year           Salary      Bonus         Underlying Options(1)      Compensation(2)
-------------------------     ----          --------    --------   ----------------------------   ---------------
Manuel A. Villafana           1997         $ 216,300     $64,890              15,000              $      0
Chief Executive Officer       1996         $ 216,300     $21,630              30,000                     0
                              1995           204,667        0                      0                     0

Richard W. Kramp              1997           180,250     54,075               15,000                 2,375
Chief Oper. Officer           1996           184,349     18,205               27,500                 2,375
                              1995           176,325        0                      0                 2,310

Russell W. Felkey             1997           160,000     38,000               15,000                 2,375
Exec. Vice President          1996           153,383     15,072               30,000                 2,375
                              1995           148,714        0                      0                 2,310

John H. Jungbauer             1997           123,750     30,938               65,000                 2,375
Chief Financial Officer       1996           115,532     11,250               30,000                 2,375
                              1995           111,432        0                      0                 2,310

----------------------------


(1) All stock options were granted with an exercise price per share at least equal to the fair market value of the Common Stock on the date of grant.

(2) Consists of matching contributions to the ATS Medical 401(k) Plan, which is generally available to all employees.

                             COMPENSATION AGREEMENTS

         Mr. Villafana continues to serve as Chairman and Chief Executive Officer of the Company on a full- time basis through December 31, 2,000, pursuant to an agreement dated January 26, 1995 and extended in March 1998. Under the agreement, Mr. Villafana may engage in outside consulting activities, provided he continues to devote substantially his full-time efforts to the Company. Mr. Villafana's base salary under the agreement is determined by the Compensation Committee. Mr. Villafana also is eligible to receive bonuses as and when determined by the Compensation Committee. Mr. Villafana has agreed not to compete with the Company during the term of the agreement and for a period of two years following his termination of services to the Company. In exchange, the Company has agreed to continue Mr. Villafana's monthly salary during the period of non-competition restriction.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR

         The following table summarizes option grants made by the Company to each of its executive officers in 1997.


                                                                                     Potential Realizable Value
                          Number of      Percentage of                            At Assumed Annual Rates of Stock
                         Securities      Total Options                                Price Appreciation for
                         Underlying       Granted to    Exercise or                        Option Term (2)
                           Options       Employees in    Base Price   Expiration  --------------------------------
Name                   Granted (#) (1)       1997          ($/Sh)        Date         5% ($)            10% ($)
-----------------      ---------------       ----          ------        ----       -----------         -------
Mr. Villafana              15,000 (3)         4.59 %      $ 5.0625      12/15/07     $ 47,757      $  121,025
Mr. Kramp                  15,000 (3)         4.59 %        5.0625      12/15/07       47,757          121,025
Mr. Felkey                 15,000 (3)         4.59 %        5.0625      12/15/07       47,757          121,025
Mr. Jungbauer              50,000 (4)        15.29 %        7.7500      01/06/07      291,453          738,600
                           15,000 (3)         4.59 %        5.0625      12/15/07       47,757          121,025

-----------------------------



(1) Unless otherwise indicated, all the options vest in annual cumulative 25% installments beginning one year from the date of grant.
(2) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. ACTUAL GAINS, IF ANY, ON STOCK OPTION EXERCISES ARE DEPENDENT ON THE FUTURE PERFORMANCE OF THE COMMON STOCK, AND OVERALL STOCK MARKET CONDITIONS. THE AMOUNTS REFLECTED IN THIS TABLE MAY NOT NECESSARILY BE ACHIEVED.
(3)  Stock options granted to employees on December 15, 1997.
(4) Stock options granted to employees on January 6, 1997. This stock option vests in annual cumulative 25% installments beginning on the grant date and continuing on each of the following three anniversaries from the grant date.

                   STOCK OPTION EXERCISES IN LAST FISCAL YEAR

     The following table summarizes stock options exercised during 1997 by the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the estimated values of the options held by such persons at December 31, 1997.

                                                           Number of Shares              Value of Unexercised
                                                        Underlying Unexercised           In-The-Money Options
                            Shares                      Options at End of 1997            at End of 1997 (1)
                           Acquired       Value      ---------------------------    ----------------------------
Name                      on Exercise   Realized     Exercisable   Unexercisable    Exercisable    Unexercisable
----                      -----------   --------     -----------   -------------    -----------    -------------

Mr. Villafana                   0     $       0         69,500         45,000        $   96,844    $   13,583

Mr. Kramp                  14,827        75,000        336,298         41,875         1,496,431        11,630

Mr. Felkey                      0             0        105,500         42,500           297,451         9,677

Mr. Jungbauer                   0             0         66,750         91,250            92,549         7,725

----------------------

(1) Value represents the difference between the last sale price of the Common Stock on December 31, 1997, and the exercise price of the options.


                          CHANGE IN CONTROL AGREEMENTS

     The Company has entered into agreements with its officers providing for the payment of certain benefits to the officers if their employment terminates following a "change in control" of the Company. The Agreements provide for benefits if an officer's employment is terminated within 24 months following a change in control unless such termination was by the Company for cause, by the officer other than for "good reason," or because of the officer's death. "Good reason" is defined as the termination of employment as a result of either a diminishment in the officer's responsibilities, a reduction in salary or benefits, a relocation of the Company's office of more than 35 miles or any reason during the sixth month following a change in control. A "change in control" is generally defined as an acquisition of more than 20% of the outstanding Common Stock by any person or group, the merger or sale of the Company or the replacement of a majority of the Company's Board of Directors with directors not recommended by the existing Board of Directors. The Agreements provide for lump sum payments following termination in amounts equal to three times the sum of the officer's base salary and any annual target bonus potential, as limited by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). If there had been a change in control of the Company as of the end of 1997 and the employment of the four executive officers named in the Summary Compensation Table had been immediately terminated, then Messrs. Villafana, Kramp, Felkey and Jungbauer would have been entitled to receive, pursuant to the terms of the Agreements, lump sum payments upon termination of $612,488, $518,919, $449,714 and $335,181, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE
                        CONCERNING EXECUTIVE COMPENSATION

OVERVIEW

         The Compensation Committee is responsible for setting the compensation and benefits of the Company's executive officers, including the Chief Executive Officer, on behalf of the Board of Directors and the shareholders. The Compensation Committee also oversees the operation of the ATS Medical, Inc. 1987 Stock Option and Stock Award Plan (the "Stock Option Plan") and, if adopted by the shareholders at the 1998 Annual Meeting, the Compensation Committee will also administer the Stock Purchase Plan (as defined below).

         The Compensation Committee is composed entirely of outside directors of the Company. During 1997, the Board elected Messrs. Cuddihy and Graf and James
F. Lyons to serve on the Compensation Committee. In November 1997, Mr. Lyons resigned as a member of the Board of Directors and as a Compensation Committee member. Mr. Cuddihy is Chairman of the Committee.

         The basic objective of the Compensation Committee is to establish a compensation package which is appropriate for each officer's scale of responsibility and performance, commensurate with the marketplace compensation for executives of companies of similar size as the Company, and to attract, motivate and retain executives of the necessary caliber. The Committee intends to achieve these objectives by giving executives the opportunity for equity ownership in the Company through stock options and by awarding bonuses tied to individual and Company performance as significant elements of the executive compensation package.

COMPENSATION CRITERIA

         In determining each executive compensation package, the Compensation Committee reviews the compensation of each executive and the individual achievements and performance of each such executive during the year. Beginning in 1997, the Committee also began to use more objective criteria, such as salary survey data of companies of similar size and technology as the Company, in determining executive salaries. The financial performance and accomplishments of the Company during the year are also factors in the Committee's determination of executive compensation. In line with the Compensation Committee's goal of tying compensation with performance, executives' salaries are generally increased only to keep up with estimated cost-of-living expenses, while bonuses vary substantially from year to year and are dependent primarily on the performance of the Company and the individual executive. The Committee generally makes a determination as to salaries for the current calendar and bonuses to be awarded for the prior year at the end of the calendar year or at the beginning of the following year.

         In addition, the Compensation Committee, in consultation with the Chief Executive Officer, annually grants stock options to its executive officers to maintain and increase the executives' incentive to continue their long-term employment with the Company. The Compensation Committee may also approve special grants to certain executives to reward their individual performance. The overall compensation package may also be varied if the Committee feels that it is necessary to maintain the Company's executive compensation in line with companies similar in size and technology to the Company.


EXECUTIVE COMPENSATION PACKAGE

         The primary components of the executive compensation package are salary, bonuses and stock option grants. The Company also currently maintains a variety of employee benefits in which its executive officers may participate, including health benefits, automobile and car phone allowances, disability insurance and matching contributions to the Company's 401(k) program.

         The Compensation Committee took the following actions with respect to executive compensation for 1997:

         o At a meeting held February 6, 1997, as part of its effort to increase the performance-based component of executive compensation, the Compensation Committee maintained the salaries of Mr. Villafana and Mr. Kramp for 1997 in line with 1996 levels, at $216,300 and $184,349 respectively, and granted moderate salary increases to Mr. Felkey (from $153,383 to $160,000) and Mr. Jungbauer (from $115,750 to $123,750).

         o In December of 1997, the Compensation Committee granted to each of Mr. Villafana and Mr. Kramp a bonus of 30% of their base salary and to each of Mr. Felkey and Mr. Jungbauer a 25% bonus. When considering granting these bonuses, the Committee looked at the overall performance of the Company, including, among other factors, the Company's 22% revenue increase in 1997 over 1996.

         o Also in December of 1997, grants of stock options were made to each executive (and to each employee) in an attempt to correlate the officers' interests with the shareholders' interest by tying a substantial portion of the officers' future compensation to the Company's stock price. Each of the executives received options for the purchase of 15,000 shares of Common Stock. The stock options vest in increments over four years, thus providing an additional incentive for continued employment of the officer with the Company. In addition to this option grant, the Compensation Committee granted an option for 50,000 shares of Common Stock to Mr. Jungbauer in January 1997 in recognition of his contribution as an officer of the Company and to provide him an incentive package in the form of stock options commensurate with that of other officers of the Company. The option to Mr. Jungbauer has an exercise price of $7.75, the fair market value of the Common Stock on the grant date of the option.

         In 1998, the Committee intends to continue to place more emphasis on objective factors and performance in determining executive compensation, including maintaining the compensation of the Company's officers at industry levels, as reflected in surveys of compensation practices in corporations of comparable size and technology. In addition, the Committee intends to use growth in the Company's gross revenue and pre-tax earnings during 1998 as the primary criteria for determining the size of bonuses to be paid to executive officers for 1998.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         During 1997, the Compensation Committee reviewed the Company's and Mr. Villafana's performance in order to establish Mr. Villafana's compensation. Mr. Villafana did not receive a salary increase in 1997 but received a bonus consisting of 30% of his 1997 annual salary, an increase over the 10% bonus received in the prior year. The bonus was based primarily on the Company's 1997 performance. In addition, Mr. Villafana received options for 15,000 shares of Common Stock pursuant to the Company's Stock Option Plan. The number of options granted to Mr. Villafana was in line with the grants given to the other top Company executives. The Committee's performance review of Mr. Villafana addressed major areas of accomplishment for the Company.

SECTION 162(M) OF THE INTERNAL REVENUE CODE

         Section 162(m) of the Code generally limits the corporate deduction for compensation paid to executive officers to $1.0 million, unless the compensation qualifies as a"performance-based compensation" under the Code. In 1997, the Committee reviewed the need to qualify the compensation paid to its executive officers for deductibility under Section 162(m) of the Code and concluded that it is in the best interest of the

Company and its shareholders to qualify the compensation resulting from stock options exercised pursuant to the Stock Option Plan as performance-based under the Code. Accordingly, the Board of Directors proposed and the shareholders of the Company approved an amendment to the Stock Option Plan at the 1997 Annual Meeting to bring the Stock Option Plan within Section 162(m). As a result, compensation resulting from stock options granted under the Stock Option Plan will not be counted toward the $1.0 million of deductible compensation under
Section 162(m). The Committee does not believe that the annual compensation for
Section 162(m) purposes of any of the Company's executive officers will exceed $1.0 million in fiscal 1998.



                                  Charles F. Cuddihy, Jr.
                                  A. Jay Graf


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and 10% or more beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and 10% shareholders were complied with, except that the statement of initial beneficial ownership on Form 3 was not filed on a timely basis after Mr. Boehnen was elected Director of the Company in November 1997. Mr. Boehnen's statement on Form 3 was subsequently filed.

                      COMPARATIVE STOCK PERFORMANCE GROWTH

         The graph below compares the cumulative total shareholder return on the Common Stock since December 31, 1992 with the cumulative return of the Standard & Poor's 500 Stock Index and the Value Line Medical Suppliers Index over the same period (assuming the investment of $100 in each vehicle on December 31, 1992 and reinvestment of all dividends).




                                      1992        1993        1994        1995        1996        1997
------------------------------     -------     -------     -------     -------     -------     -------
ATS Medical, Inc.                  $100.00     $ 72.58     $ 53.23     $119.35     $100.00     $ 66.94
------------------------------     -------     -------     -------     -------     -------     -------
Standards & Poor's 500             $100.00     $110.09     $111.85     $153.80     $189.56     $252.82
------------------------------     -------     -------     -------     -------     -------     -------
Value Line Med. Supply             $100.00     $ 95.11     $118.27     $183.49     $230.72     $340.96
------------------------------     -------     -------     -------     -------     -------     -------


                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth security ownership information pertaining to persons known by the Company to beneficially own more than 5% of the Company's Common Stock, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group as of February 1, 1998.

                                               Common Stock Beneficially Owned
                                               -------------------------------
Name and Address of                           Number of          Percent of
Beneficial Owner (1)                           Shares          Outstanding (2)
--------------------                         ----------        ---------------

ITOCHU Corporation (3)                        1,568,940              8.9%
5-1, Kita-Aoyama 2-Chome
Minato, Tokyo 107-77, Japan

Manuel A. Villafana (4)                         745,996              4.2%

Richard W. Kramp (4)                            624,918              3.5%

Russell W. Felkey (4)                           109,250               *

John H. Jungbauer (4)                            86,000               *

All directors and executive officers as       1,620,664              8.9%
group (seven persons) (4)
------------------------
*        Less than 1%

(1) The business address of the executive officers of the Company is 3905 Annapolis Lane, Suite 105, Minneapolis, MN 55447.
(2) The ownership percentage for each person or entity is calculated based on the number of shares outstanding as of February 1, 1998.
(3) The number of shares owned is based on an amended Schedule 13D filed by ITOCHU Corporation ("ITOCHU") on November 28, 1997. The Schedule 13D indicates that ITOCHU has sole voting power and direct ownership of 784,470 shares and shared voting power and beneficial ownership of another 784,470 shares. ITOCHU owns the latter group of shares indirectly through its wholly owned subsidiary Century Medical, Inc.
(4) Includes the following shares that may be acquired within 60 days through the exercise of stock options: Mr. Villafana, 73,250; Mr. Kramp, 339,423; Mr. Felkey, 109,250; Mr. Jungbauer, 83,000; and all executive officers and directors as a group, 657,423.

PROPOSAL 2-
ADOPTION OF THE ATS MEDICAL, INC.
1998 EMPLOYEE STOCK PURCHASE PLAN

         On January 28, 1998, the Board of Directors adopted the ATS Medical, Inc. 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to shareholder approval, pursuant to which 200,000 shares of Common Stock would be reserved for issuance under the Stock Purchase Plan. The purpose of the Stock Purchase Plan is to give employees a stronger incentive to work for the continued success of the Company by allowing them to purchase, through payroll deductions, shares of the Company's Common Stock. The following summary description of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE STOCK PURCHASE PLAN

         The Stock Purchase Plan provides for the purchase of shares of the Company's Common Stock by eligible employees of the Company through payroll deductions of 1% to 10% of an employee's current compensation. As of March 13, 1998, the closing price per share of the Company's Common Stock reported on the Nasdaq National Market was $6.5625. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors, which also interprets the Stock Purchase Plan. Employees of the Company, other than those employees whose customary employment is less than 20 hours weekly or who have not completed at least one month of service, are eligible to participate in the Stock Purchase Plan. In addition, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates will not be eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan will terminate if and when all the shares of the Common Stock provided for in the Stock Purchase Plan have been sold. The Board of Directors has reserved 200,000 shares of the Common Stock for issuance under the Stock Purchase Plan.

         Under the Stock Purchase Plan, there are four three-month purchase periods each year (each a "Purchase Period"). If the Stock Purchase Plan is approved by the shareholders, the first Purchase Period in 1998 would begin on the first business day of May and end on the last business day in July. New Purchase Periods would begin on the first day of August 1998, November 1998 and February 1999, respectively. On the last business day of each Purchase Period, each participant receives the right to (i) purchase up to as many whole shares of the Common Stock as could be purchased with the balance in that participant's stock purchase account as of that date, and (ii) withdraw all of the remaining accumulated payroll deductions from such participant's account, provided that on the last day of each Purchase Period, no cash can remain in a participant's account. The exercise price for rights granted under the Stock Purchase Plan is the lesser of 85% of the fair market value of the Common Stock on (i) the first business day of the Purchase Period or (ii) the last business day of the Purchase Period. No participant may purchase stock at a rate exceeding $25,000 in fair market value of such stock (determined at the beginning of each Purchase Period) for each calendar year under the Stock Purchase Plan and all other stock purchase plans that qualify under Section 423 of the Code of the Company and its affiliates.

         The Stock Purchase Plan will terminate automatically when all of the shares of Common Stock have been sold. The Board of Directors may amend or discontinue the Stock Purchase Plan at any time. In the absence of shareholder approval, however, no amendment or discontinuation of the Stock Purchase Plan shall be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Act of 1934, as amended, to become unavailable with respect to the Stock Purchase Plan, (ii) increases the number of shares of Common Stock available for issuance under the Stock Purchase Plan (other than for certain adjustments in the number of outstanding shares of Common Stock and certain corporate transactions described in the Stock Purchase Plan) (iii) require shareholder approval under the rules or regulations of the National Association of Securities Dealers or the Nasdaq National Market, or (iv) permit the issuance of Common Stock before payment therefor in full.

TAX MATTERS

         The Stock Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant may become liable for tax upon disposition of the shares acquired as summarized below.

         If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates if the stock is held for more than 18 months and at mid-term rates if held more than 12 but not more than 18 months. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

         In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE COMPANY'S 1998 EMPLOYEE STOCK PURCHASE PLAN. The affirmative vote of a majority of the outstanding shares of the Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to adopt the Stock Purchase Plan. Proxies will be voted in favor of the proposal unless otherwise specified.


PROPOSAL 3-
RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, based upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Company for the current fiscal year ending December 31, 1998 and to perform other appropriate accounting services. Ernst & Young LLP has served as independent auditors of the Company since its inception and has no relationship with the

Company other than that arising from their employment as independent auditors. Representatives of Ernst & Young LLP will be present at the 1998 Annual Meeting of Shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote and present in person or by proxy at the Annual Meeting will be required to ratify the appointment. Proxies will be voted in favor of the ratification of the appointment unless otherwise specified.


SHARES OUTSTANDING AND VOTING RIGHTS

         On March 19, 1998, the Company had outstanding 17,761,450 shares of Common Stock. Each holder of record of Common Stock as of the close of business on March 19, 1998 will be entitled to one vote on all matters being presented at the meeting for each share of Common Stock held on such date.


PROPOSALS FOR THE 1999 ANNUAL MEETING

         Any proposal by a shareholder to be presented at the 1999 Annual Meeting of Shareholders must be received at the Company's principal executive officers, 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447,
Attention: Corporate Secretary, no later than November 27, 1998.


GENERAL

         The Board of Directors of the Company does not know of any other business to come before the 1998 Annual Meeting of Shareholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying proxy will vote in accordance with their best judgement.

         Expenses in connection with this solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and employees of the Company, who will receive no extra compensation for their services, may solicit proxies by telephone or personal calls. The Company also will request that brokers or other nominees who hold shares of Common Stock in their names for the benefit of others forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at the Company's expense.

         Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                 By Order of the Board of Directors,


                                 /s/ Russell W. Felkey
                                 Russell W. Felkey
                                 Secretary

March 30, 1998

                                    EXHIBIT A

                                ATS MEDICAL, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN


                             ARTICLE I. INTRODUCTION

                  Section 1.01 Purpose. The purpose of the ATS Medical, Inc. Employee Stock Purchase Plan (the "Plan") is to provide employees of ATS Medical, Inc., a Minnesota corporation (the "Company"), and its Affiliates with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of the Company's Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

                  Section 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

                  Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Acceleration Date" means the earlier of the date of shareholder approval or approval by the Company's Board of Directors of
         (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                  (b) "Affiliate" means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.

                  (c) "Committee" means the committee described in Section
         10.01.

                  (d) "Company" means ATS Medical, Inc., a Minnesota corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

                  (e) "Current Compensation" means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

                  (f) "Fair Market Value" as of a given date means such value of the Common Stock as reasonably determined by the Committee, but shall not be less than (i) the closing price of the Common Stock as reported for composite transactions if the Common Stock is then traded on a national securities exchange, or (ii) the average of the closing representative bid and asked prices of the Common Stock as reported on the Nasdaq National Market System on the date as of which the fair market value is being determined. If on the date of grant of any option hereunder the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03 and in connection therewith shall take such action as it deems necessary or advisable.

                  (g) "Participant" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

                  (h) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

                  (i) "Permanent Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding (i) an employee whose customary employment is less than twenty (20) hours per week and (ii) an employee who has been employed by the Company for less than thirty (30) days.

                  (j) "Plan" means the ATS Medical, Inc. 1998 Employee Stock Purchase Plan, as amended, the provisions of which are set forth herein.

                  (k) "Purchase Period" means the approximate three-month periods beginning (i) on the first business day in May and ending on the last business day in July of each year; (ii) on the first business day in August and ending on the last business day in October of each year; (iii) on the first business day in November of one year and ending on the last business day in January of the following year; and
         (iv) on the first business day in February and ending on the last business day in April of each year; provided, however, that the initial Purchase Period will commence on May 3, 1998 and will terminate on the last business day in July 1998, and provided further that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

                  (l) "Common Stock" means the Company's Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI herein.

                  (m) "Stock Purchase Account" means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan and from the Company through matching contributions.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

                  Section 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as such employee remains a Permanent Full-Time Employee.

                  Section 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

                  Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.

                  Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

                         ARTICLE III. PAYROLL DEDUCTIONS
                           AND STOCK PURCHASE ACCOUNT

                  Section 3.01 Deduction from Pay. The form described in Section
2.02 will permit a Participant to elect payroll deductions of any multiple of 1%, but not less than 1% or more than 10% of such Participant's Current Compensation for each pay period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose. In the event that during a Purchase Period the entire credit balance in a Participant's Stock Purchase Account exceeds the product of (i) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period, and (ii) 10,000 then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

                  Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

                  Section 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

                  Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

                  Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

                  Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period up to the largest number of whole shares of Common Stock that can be purchased at the price specified in Section 4.02 with up to the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that (i) no more than 10,000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, (ii) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year and
(iii) the Committee may reasonably impose. If the purchases for all Participants would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.03, each Participant shall be allocated a pro rata portion of the Common Stock to be sold.

                  Section 4.02 Purchase Price. Except as provided in Section 6.03, the purchase price for any Purchase Period shall be the lesser of (i) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (ii) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                          ARTICLE V. EXERCISE OF RIGHT

                  Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Common Stock purchasable with such amount (subject to the limitations of Section 4.01), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of part or all of the credit balance in cash.

                  Section 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within thirty (30) days after the end of that Purchase Period.

                  Section 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                 ARTICLE VI. WITHDRAWAL FROM PLAN; SALE OF STOCK

                  Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

                  Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's death occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock, unless such Participant's estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant's Stock Account distributed in cash within thirty (30) days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant's lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

                  Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant's normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant's Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant's approved retirement occurred and in accordance with Section 5.01, the entire credit balance in such Participant's Stock Purchase Account will be used to purchase Common Stock at the Fair Market Value of the Common Stock on such date, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant's Stock Purchase Account in cash within thirty (30) days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant's employment with the Company by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason. In such event, the entire credit balance in such Participant's Stock Purchase Account will be paid to the Participant in cash within thirty (30) days. For purposes of this Section 6.03, a transfer of employment to any Affiliate, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Permanent Full-Time Employee.

                         ARTICLE VII. NONTRANSFERABILITY

                  Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in
Section 6.02, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

                  Section 7.02 Nontransferable Account. Except as provided in
Section 6.02, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                        ARTICLE VIII. STOCK CERTIFICATES

                  Section 8.01 Delivery. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause to be delivered to or for the benefit of the Participant a certificate representing the Common Stock purchased on the last business day of such Purchase Period.

                  Section 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Common Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company shall use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

                  Section 8.03 Completion of Purchase. A Participant shall have no interest in the Common Stock purchased until a certificate representing the same is issued to or for the benefit of the Participant.

                  Section 8.04 Form of Ownership. The certificates representing Common Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company.

                    ARTICLE IX. EFFECTIVE DATE, AMENDMENT AND
                               TERMINATION OF PLAN

                  Section 9.01 Effective Date. The Plan was approved by the Board of Directors on January 28, 1998 and shall be approved by the shareholders of the Company within twelve (12) months thereof.

                  Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence on May 3, 1998. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(k).

                  Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall without shareholder approval be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Act") to become unavailable with respect to the Plan,
(ii) requires shareholder approval under any rules or regulations of the National Association of Securities Dealers, Inc. or any securities exchange that are applicable to the Company, (iii) permit the issuance of Common Stock before payment therefor in full or (iv) other than as provided in Article XI, increases the number of shares of Common Stock available for issuance under the Plan.

                  Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in
Section 10.03 have been sold.

                            ARTICLE X. ADMINISTRATION

                  Section 10.01 The Committee. The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Act. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

                  Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant's rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

                  Section 10.03 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be treasury shares or authorized but unissued shares, or the Company may purchase Common Stock in the market for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 200,000 shares.

                  Section 10.04 Notices. Notices to the Committee should be addressed as follows:

                  ATS Medical Inc.
                  Attn: John H. Jungbauer
                  Chief Financial Officer
                  3905 Annapolis Lane
                  Minneapolis, Minnesota, 55447

                       ARTICLE XI. ADJUSTMENT FOR CHANGES
                               IN STOCK OR COMPANY

                  Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.

                  Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                           ARTICLE XII. APPLICABLE LAW

                  Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

                                ATS MEDICAL, INC.
                               3905 Annapolis Lane
                          Minneapolis, Minnesota 55447

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned, having duly received the Notice of Annual Meeting and Proxy Statement dated March 30, 1998, appoints Manuel A. Villafana and Russell
W. Felkey proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of ATS Medical, Inc. which the undersigned is entitled to vote at the 1998 Annual Meeting of Shareholders of ATS Medical, Inc., to be held on April 30, 1998 at the Minneapolis Club, 729 Second Avenue South, Minneapolis, Minnesota at 3:30 p.m. and any adjournment thereof.

  1. ELECTION OF DIRECTORS
  [ ] FOR all nominees listed below (except as marked to the contrary below)
  [ ] WITHHOLD AUTHORITY to vote for the nominees indicated below

   (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY NOMINEE, STRIKE A LINE THROUGH
                     THE NOMINEE'S NAME IN THE LIST BELOW.)

                     Manuel A. Villafana, Richard W. Kramp,
             Charles F. Cuddihy, Jr., A. Jay Graf, David L. Boehnen

  2. TO APPROVE THE ATS MEDICAL, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

  3. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

                         [ ] FOR [ ] AGAINST [ ] ABSTAIN

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                         (CONTINUED FROM THE OTHER SIDE)

  4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON
     SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
     AND ANY ADJOURNMENT THEREOF.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

         Please sign exactly as your name appears hereon. Jointly owned shares will be voted as directed if one owner signs unless another owner instructs to the contrary, in which case the shares will not be voted. If signing in a representative capacity, please indicate title and authority.

                                                  Date: __________________, 1998



                                                  ______________________________
                                                  Signature


                                                  ______________________________
                                                  Signature (if held jointly)

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.